EXHIBIT 4.1


                     BEAR STEARNS MORTGAGE SECURITIES INC.,

                                    Depositor


                                       and


                        FIRST TRUST NATIONAL ASSOCIATION,

                                     Trustee

                        --------------------------------

                                POOLING AGREEMENT
                          Dated as of December 1, 1996
                        --------------------------------



                                   $61,948,522

                      Bear Stearns Mortgage Securities Inc.
                            Pass-Through Certificates
                                 Series 1996-10

                                TABLE OF CONTENTS



ARTICLE I  DEFINITIONS........................................................2
Section 1.01. Defined Terms...................................................2


ARTICLE II  CONVEYANCE OF THE POOLED CERTIFICATES; ORIGINAL
ISSUANCE OF CERTIFICATES.....................................................11
Section 2.01. Conveyance of the Pooled Certificates..........................11
Section 2.02. Acceptance of Trust Fund by Trustee;
                Initial Issuance of Certificates.............................13
Section 2.03. Representations and Warranties of the
                Depositor and the Trustee....................................14
Section 2.04. Substitution of Pooled Certificates............................18


ARTICLE III  ADMINISTRATION OF THE POOLED CERTIFICATES
PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS....................................9
Section 3.01. Administration of the Trust Fund and the Pooled Certificates...19
Section 3.02. Collection of Monies...........................................19
Section 3.03. Establishment of Certificate and Trustee Fee Accounts;
               Deposits Therein..............................................20
Section 3.04. Permitted Withdrawals From the Certificate Account.............21
Section 3.05. Distributions..................................................22
Section 3.06. Statements to Certificateholders...............................24
Section 3.07. Access to Certain Documentation and Information................25
Section 3.08. Calculation of Monthly Distribution Amount.....................25


ARTICLE IV  THE CERTIFICATES.................................................26
Section 4.01. The Certificates...............................................26
Section 4.02. Registration of Transfer and Exchange of Certificates..........28
Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates..............29
Section 4.04. Persons Deemed Owners..........................................29
Section 4.05. Exchange of Certificates.......................................29


ARTICLE V  THE TRUSTEE.......................................................31
Section 5.01. Duties of Trustee..............................................31
Section 5.02. Certain Matters Affecting the Trustee..........................32
Section 5.03. Trustee Not Liable for Certificates or Pooled Certificates.....33
Section 5.04. Trustee May Own Certificates...................................34
Section 5.05. Trustee's Fees; Indemnification of the Trustee.................34
Section 5.06. Eligibility Requirements for Trustee...........................35
Section 5.07. Resignation and Removal of the Trustee.........................35
Section 5.08. Successor Trustee..............................................36
Section 5.09. Merger or Consolidation of Trustee.............................36
Section 5.10. Appointment of Co-Trustee or Separate Trustee..................37


ARTICLE VI  THE DEPOSITOR....................................................38
Section 6.01. Liability of the Depositor.....................................38
Section 6.02. Merger, Consolidation or Conversion of the Depositor...........38
Section 6.03. Limitation on Liability of the Depositor and Others............38


ARTICLE VII  TERMINATION.....................................................39
Section 7.01. Termination....................................................39


ARTICLE VIII  MISCELLANEOUS PROVISIONS.......................................41
Section 8.01. Amendment......................................................41
Section 8.02. Counterparts...................................................42
Section 8.03. Limitation on Rights of Certificateholders.....................43
Section 8.04. Governing Law..................................................43
Section 8.05. Notices........................................................43
Section 8.06. Severability of Provisions.....................................44
Section 8.07. Successors and Assigns.........................................44
Section 8.08. Article and Section Headings...................................44
Section 8.09. Notices to Rating Agencies.....................................44



Exhibit  A -  Form of Class A-1 Certificate
Exhibit  B -  Form of Option Exercise Notice
Schedule A -  Pooled Certificates

          POOLING AGREEMENT, dated as of December 1, 1996, by and between Bear Stearns Mortgage Securities Inc., as depositor (the "Depositor"), and First Trust National Association, as trustee (the "Trustee").


                              PRELIMINARY STATEMENT

          The Depositor intends to cause the issuance of and to sell its Pass-Through Certificates, Series 1996-10 (the "Certificates") representing in the aggregate the entire beneficial ownership of a trust fund (the "Trust Fund"), the primary assets of which are the Pooled Certificates (defined herein).

          All things necessary to make this Agreement a valid declaration of trust by the Depositor in accordance with its terms have been done.

          In consideration of the premises and the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Defined Terms

          Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Affiliate: With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling," "controlled by" and "under common control with" have meanings correlative to the foregoing.

          Agreement: This Pooling Agreement and all amendments hereof and supplements hereto.

          Available Funds: As of any date of determination, the aggregate amount on deposit in the Certificate Account as of such date, net of any portion thereof which represents amounts to be paid to any Person pursuant to clause
(ii) of Section 3.04.

          Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

          Certificate: Any Class A-1 Certificate as executed hereunder by the Trustee and authenticated and delivered hereunder by the Certificate Registrar, substantially in the form of Exhibit A hereto.

          Certificate Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee for the benefit of the Certificateholders pursuant to Section 3.03. Funds deposited in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in Article III hereof.

          Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

          Certificate Principal Balance: With respect to any Certificate, as of any date of determination, the then outstanding principal amount of such Certificate, which is equal to the product of (a) the Percentage Interest evidenced by such Certificate and (b) the then Class A-1 Balance of the Certificates.

          Certificate Registrar and Certificate Register: Shall each have the meanings provided in Section 4.02.

          Certificateholder or Holder: As to the Certificates, the person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account for purposes of determining whether the Holders of Certificates evidencing the requisite aggregate Percentage Interest necessary to effect any such consent, approval or waiver has been obtained, unless such Persons collectively own all the Certificates.

          Class: Collectively, all of the Certificates bearing the same designation.

          Class A-1 Balance: The aggregate principal amount of Class A-1 Certificates outstanding as of any date of determination, which is equal to the Original Class A-1 Balance minus the aggregate of all distributions of principal previously made on the Class A-1 Certificates pursuant to Sections 3.05 and 7.01(d).

          Class A-1 Certificate: Any one of the Class A-1 Certificates, as executed hereunder by the Trustee and authenticated and delivered hereunder by the Certificate Registrar, substantially in the form of Exhibit A hereto.

          Class A-1 Percentage: The Original Class A-1 Balance divided by the Original Principal Balance, or 100.00%.

          Class Balance: The Class A-1 Balance.

          Closing Date: December 27, 1996.

          Code: The Internal Revenue Code of 1986, as amended.

          Corporate Trust Office: The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 180 East Fifth Street, St. Paul, Minnesota 55101,
Attention: Structured Finance Department, telephone no. (612) 244- 0011, facsimile no. (617) 244-0089.

          Definitive Certificates: The meaning specified in Section 4.01(b) hereof.

          Deleted Pooled Certificate: A Pooled Certificate replaced by a Substitute Pooled Certificate.

          Depositor: Bear Stearns Mortgage Securities Inc., a Delaware corporation, or its successor in interest.

          Depository: DTC, the nominee of which is Cede & Co., or any successor thereto.

          Depository Agreement: The meaning specified in Subsection 4.01(a) hereof.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Time: Noon, Eastern Standard Time, on a Distribution
Date.

          Distribution Date: With respect to any month, the Distribution Date shall be the 25th day of such month or, if such day is not a Business Day, then on the next succeeding Business Day. The first Distribution Date shall occur on January 27, 1997.

          DTC: The Depository Trust Company.

          Eligible Account: Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which are rated at least P-1 by Moody's and A-1+ by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at any time funds are on deposit therein, (ii) a trust account or accounts maintained with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity, or (iii) a trust account or accounts maintained with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b).

          ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          Escrow Amount: With respect to any Distribution Date, one-twelfth of the product of 0.0025% and the Class Balance immediately prior to such Distribution Date.

          FHLMC: The Federal Home Loan Mortgage Corporation.

          Exchange Date: A date on which Certificates are exchanged for a pro rata portion of the Pooled Certificates pursuant to Section 4.05.

          FHLMC Pooled Certificate Distribution Date: With respect to each of the Pooled FHLMC Certificates, the 15th day of each month or, if such day is not a business day as defined in the applicable Underlying Agreement, the next succeeding business day as so defined.

          Final Distribution Date: With respect to the Pooled Certificates or the Certificates, as applicable, the Pooled Certificate Distribution Date or the Distribution Date, as applicable, on which the final distribution thereon is to be made in accordance with the related Underlying Agreement or this Agreement, as the case may be.

          Fitch: Fitch Investors Service, L.P., or its successor in interest.

          FMV Opinion: An opinion of an investment banking firm of national reputation (other than an affiliate of the Depositor) which may be obtained in connection with the determination of the Repurchase Price for a repurchase pursuant to Section 2.03(c).

          FNMA: The Federal National Mortgage Association.

          FNMA Pooled Certificate Distribution Date: With respect to each of the Pooled FNMA Certificates, the 25th day of each month or, if such day is not a business day as defined in the applicable Underlying Agreement, the next succeeding business day as so defined.

          Independent: When used with respect to any specified Person, such a Person who (i) is in fact independent of the Depositor and any Affiliate of the Depositor, (ii) does not have any direct financial interest in the Depositor or in any Affiliate of the Depositor, and (iii) is not connected with the Depositor or any Affiliate of the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Interest Deficiency: With respect to the Pooled FNMA Certificates, on each FNMA Pooled Certificate Distribution Date, the interest, if any, accrued and unpaid on the principal balance of the Pooled FNMA Certificates prior to the immediately preceding Interest Accrual Period that has not been previously paid.

          Interest Distribution Amount: As to any Distribution Date, the aggregate of the interest payments received by the Trustee in respect of the Pooled Certificates on the applicable immediately preceding FHLMC Pooled Certificate Distribution Date and concurrent FNMA Pooled Certificate Distribution Date.

          Investment Company Act: The Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

          Majority Certificateholders: The Holders of Certificates evidencing in the aggregate greater than 50% of the aggregate Class Balance of all the Certificates.

          Monthly Distribution Amount: With respect to any Distribution Date, the aggregate of (i) the Interest Distribution Amount for such Distribution Date, and (ii) the Principal Distribution Amount for such Distribution Date.

          Moody's: Moody's Investors Service, Inc. or its successor in interest.

          Notice of Final Distribution: With respect to the Pooled Certificates, any notice provided pursuant to the related Underlying Agreement to the effect that final distribution on a Pooled Certificate shall be made only upon presentment and surrender thereof. With respect to the Certificates, the notice to be provided pursuant to Section 7.01(b) to the effect that final distribution on the Certificates shall be made only upon presentment and surrender thereof.

          Officers' Certificate: A certificate signed by the Chairman of the Board, the President, a Senior Vice President, a Vice President or an Assistant Vice President and by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Depositor or the Trustee, as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, which opinion is addressed to the Trustee and is reasonably acceptable to the Trustee.

          Original Class A-1 Balance: $61,948,522.

          Option Exercise Fee: The fee set forth in Section 4.05(c).

          Option Exercise Notice: A notice, substantially in the form of Exhibit B, delivered by a Holder of Certificate Owner holding not less than 10% of the outstanding principal amount of the Certificates.

          Percentage Interest: With respect to any Certificate, the portion of the Class represented by such Certificate, expressed as a percentage, the numerator of which is the initial outstanding principal amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class A-1 Balance.

          Permitted Investments: Any one or more of the following obligations or securities:

                     (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the united states or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                     (ii) demand and time deposits in, certificates of deposit
              of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in united states dollars issued by, any depository institution or trust company (including the trustee or any agent of the trustee, acting in its respective commercial capacities) incorporated under the laws of the united states of america or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have a credit rating of "A-1+" and P-1 from S&P and Moody's, respectively;

                     (iii) repurchase obligations with respect to any security
              described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                     (iv) securities bearing interest or sold at a discount
              issued by any corporation incorporated under the laws of the united states of america or any state thereof which securities are rated "AAA" and "Aaa" by S&P and Moody's, respectively, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the sum of the aggregate outstanding principal balance of all Pooled Certificates and the aggregate principal amount of all permitted investments in the Certificate Account;

                     (v) commercial paper (having original maturities of not
              more than 365 days) of any corporation incorporated under the laws of the united states or any state thereof which on the date of acquisition has been rated by each rating agency in its highest short-term rating available, provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                     (vi) certificates or receipts representing ownership
              interests in future principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts; and

                     (vii) money market funds which are rated by Moody's at the time at which the investment is made in its highest long-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for permitted investments set forth in the certificates or this agreement;


provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

          Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Pooled Certificateholder: The Trustee or its Depository Participant for the benefit of the Certificateholders.

          Pooled Certificate Class Percentage: Means, for each class of Pooled Certificates, the percentage which the Pooled Certificate constitutes of its entire class as set forth in Schedule A attached hereto under the caption "Class % in Trust."

          Pooled Certificate Distribution Date: Each of the FHLMC Pooled Certificate Distribution Date and the FNMA Pooled Certificate Distribution Date.

          Pooled Certificate Distribution Date Statement: The information provided or updated monthly by FNMA and FHLMC in respect of Pooled Certificates in connection with each Pooled Certificate Distribution Date.

          Pooled Certificates: The Pooled FHLMC Certificates and the Pooled FNMA Certificates sold by the Depositor to, and registered in the name of, or held for the benefit of, the Trustee pursuant to Section 2.01 or 2.04 and as more particularly described in Schedule A hereto.

          Pooled FHLMC Certificate: Federal Home Loan Mortgage Corporation Multi-class Mortgage Participation Certificates, Series 1910, Class SC.

          Pooled FNMA Certificate: Federal National Mortgage Association Guaranteed REMIC Pass-Through Certificates, Fannie Mae REMIC Trust 1994-6, Class F.

          Principal Distribution Amount: As to any Distribution Date, an amount equal to the aggregate of the principal payments received by the Trustee in respect of the Pooled FNMA Certificates on the applicable concurrent FNMA Pooled Certificate Distribution Date.

          Purchase Agreement: The Purchase Agreement dated as of December 23, 1996 between Bear, Stearns & Co., Inc. and the Depositor relating to the Pooled Certificates.

          Rating Agency or Rating Agencies: Moody's and Fitch or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be deemed to refer to such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, and specific ratings of Moody's and Fitch shall be deemed to refer to the equivalent ratings of the parties so designated.

          Record Date: With respect to any Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs; provided, however, that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day.

          Remaining Pooled Certificate: Either the Pooled FHLMC Certificates, following the date on which the principal balance of the Pooled FNMA Certificates is reduced to zero and no further amount is payable in respect of any Interest Deficiency and interest thereon in accordance with the terms of the Underlying Agreement pursuant to which the Pooled FNMA Certificates were issued, or the Pooled FNMA Certificates, following the date on which the notional principal balance of the Pooled FHLMC Certificates is reduced to zero.

          Repurchase Price: In connection with the repurchase of (i) any of the Pooled FNMA Certificates pursuant to Section 2.03(c) or Section 7.01(a)(i), a price equal to the outstanding Pooled Certificate Principal Balance thereof as of the date of repurchase plus accrued interest thereon and any Interest Deficiency and interest thereon in accordance with the applicable Underlying Agreements, (ii) any Pooled FHLMC Certificate pursuant to Section 2.03(c), a price equal to the highest bid obtained by the Trustee from three dealers then active in the market for such Pooled FHLMC Certificate (or such lesser number as may then be active); provided, however, if the Trustee is able to obtain a bid from only one active dealer, then the Trustee may obtain a FMV Opinion to determine whether such bid is at least equal to the fair market value of such Pooled FHLMC Certificate and the Repurchase Price shall be the higher of the bid or the fair market value of such Pooled FHLMC Certificate as stated in any such FMV Opinion; provided further, however, if the Trustee is unable to obtain a bid from any active dealer, then the Trustee shall obtain a FMV Opinion and the Repurchase Price shall be equal to the fair market value of such Pooled FHLMC Certificate as stated in such FMV Opinion and (iii) any Pooled FHLMC Certificate pursuant to Section 7.01(a)(i), a price equal to the portion of the Interest Distribution Amount allocable to such Pooled FHLMC Certificate for such date of repurchase.

          Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned to and working in its Corporate Trust Office or similar group administering the Trusts hereunder and also, with respect to a particular matter, any other officer of the Trustee to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

          Securities Act: The Securities Act of 1933, as amended.

          Single Certificate: A Certificate with an original Certificate Balance of $1,000.

          Substitute Pooled Certificate: One or more mortgage related securities tendered to the Trustee pursuant to Section 2.04, issued by GNMA, FNMA or FHLMC, which meet the following criteria, (i) such substitution shall be with at least one floating rate certificate and which is entitled to receive interest based on LIBOR and which has a formula of LIBOR plus a minimum of 200 basis points, (ii) the sum of the outstanding principal amounts of the Substitute Pooled Certificates equals the sum of the outstanding principal amounts of the Deleted Pooled Certificates being substituted for, (iii) the Substitute Pooled Certificates as the date of substitution (a) ultimately are backed by mortgage loans with a weighted average pass-through no more than 50 basis points below and no more than 50 basis points above the weighted average pass-through of the mortgage loans ultimately backing the Deleted Pooled Certificate and (b) which are conventional, fixed rate, one- to four-family, fully amortizing, level payment, first mortgage loans with original maturities of up to 30 years, (iv) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the rating assigned to the Certificates by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee and (v) will not cause the Trust to lose its status as a grantor trust for federal income tax purposes as indicated in an Opinion of Counsel to be provided to the Trustee.

          Trustee: First Trust National Association, in its capacity as trustee, or its successor in interest.

          Trustee Fee: With respect to any Distribution Date, the monthly fee equal to one-twelfth of the product of 0.015% and the Class Balance immediately prior to such Distribution Date, but not less than $210.00 with respect to any Distribution Date.

          Trustee Fee Escrow Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee pursuant to Section 3.03.

          Trust Fund: The segregated pool of assets subject hereto, constituting the corpus of the trust created hereby and to be administered hereunder, consisting of:

          (i) the Pooled Certificates;

          (ii) all amounts payable on the Pooled Certificates following the Closing Date pursuant to the Underlying Agreements;

          (iii) the Certificate Account and such funds or assets as are from time to time deposited in the Certificate Account;

          (iv) the Depositor's rights under the Purchase Agreement; and

          (v) the income, payments and proceeds of each of the foregoing.

          Underlying Agreements: The agreements pursuant to which the related Pooled Certificates were issued, as in effect on the Closing Date.

          Underlying Series: Each series of securities which includes one of Pooled Certificates.


                                   ARTICLE II

                     CONVEYANCE OF THE POOLED CERTIFICATES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01. Conveyance of the Pooled Certificates

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to the Trustee, in trust, for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor (i) in and to the Pooled Certificates, (ii) in and to the Purchase Agreement and (iii) in and to all other assets constituting the Trust Fund. Such assignment includes, without limitation, all amounts payable on the Pooled Certificates pursuant to the Underlying Agreements following the Closing Date.

          (b) In connection with such transfer and assignment, and concurrently with its execution and delivery of this Agreement, the Depositor shall have caused the Pooled Certificates to be registered in the book-entry records of the Federal Reserve Banks in the name of the Trustee.

          (c) The transfer of the Pooled Certificates and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale.

          (d) It is intended that the conveyances by the Depositor to the Trustee of the Pooled Certificates as provided for in this Section 2.01 be construed as a sale by the Depositor to the Trustee of the Pooled Certificates for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Pooled Certificates by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Pooled Certificates are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Pooled Certificates, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (1) the Pooled Certificates, (2) all amounts payable pursuant to the Pooled Certificates in accordance with the terms thereof and (3) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any agent of the Trustee of such items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

          The Depositor and the Trustee, at the Depositor's or the Majority Certificateholders' direction, shall, to the extent consistent with this Agreement, take such reasonable actions as may be determined to be necessary to ensure that, if this Agreement were deemed to create a security interest in the Pooled Certificates, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

          Section 2.02. Acceptance of Trust Fund by Trustee; Initial Issuance of Certificates.

          The Trustee acknowledges receipt of the Underlying Agreements, the most recent Pooled Certificate Distribution Date Statements and the receipt by it and the transfer, delivery and assignment to it of the Pooled Certificates, in good faith and without notice of any adverse claim, and the assignment to it of all other assets included in the Trust Fund and declares that it holds and will hold the Pooled Certificates and all other assets included in the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders in accordance with the terms of this Agreement. Concurrently with such transfer, delivery and assignment and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust Fund.

          Until the Trust Fund is terminated in accordance with Section 7.01, except as provided herein, the Trustee shall not assign, sell, dispose of or transfer any interest in the Pooled Certificates or any other asset constituting the Trust Fund or permit the Pooled Certificates or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under the Trustee.

          Section 2.03. Representations and Warranties of the Depositor and the Trustee.

          (a) The Depositor hereby represents and warrants to the Trustee and for the benefit of the Certificateholders, as of the Closing Date, that:

                     (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor is possessed of all licenses necessary to carry on its business.

                     (ii) The execution and delivery of this Agreement by the
              Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                     (iii) The depositor has the full right, power and authority to enter into and consummate all transactions contemplated by this Agreement, including but not limited to selling the Pooled Certificates to the Trustee, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                     (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                     (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                     (vi) No litigation is pending or, to the best of the
              Depositor's knowledge, threatened against the Depositor which, if determined adversely to the Depositor, would prohibit the Depositor from entering into this agreement or is likely to materially And adversely affect either the ability of the Depositor to perform its obligations under this agreement or the financial condition of the Depositor.

                     (vii) The Depositor was, immediately prior to the transfer of the Pooled Certificates to the Trustee, the sole owner thereof free and clear of any lien, pledge, charge or encumbrance of any kind (except any lien created by this Agreement).

                     (viii) The Depositor acquired the Pooled Certificates in
              good faith without notice of any adverse claim, lien, charge, encumbrance or security interest (including without limitation, federal tax liens or liens arising under ERISA).

                     (ix) The Depositor has not assigned any interest in the
              pooled certificates or any distributions thereon, except as contemplated herein.

                     (x) The Trustee, in its capacity as a Pooled
              Certificateholder, will be entitled to distributions under the Underlying Agreements equal to all distributions of interest and principal made on the Pooled Certificates.

                     (xi) As of the Closing Date, the Pooled FNMA Certificates
              have an aggregate principal balance greater than or equal to the original principal balance.

                     (xii) The information relating to the Pooled Certificates
              set forth in Schedule A is true and correct in all material respects.

                     (xiii) Each Pooled Certificate is an Uncertificated
              Security (as such term is defined in Article 8 of the Uniform Commercial Code) registered on the books of the Federal Reserve banks in the name of the trustee or its financial intermediary on behalf of the Trustee.

                     (xiv) The Pooled Certificates were structured to be REMIC
              regular interests under the REMIC provisions;

                     (xv) The Depositor has no actual knowledge after reasonable inquiry that (a) each trust issuing each Pooled Certificate was not duly created and is not validly existing and (b) each Pooled Certificate (1) was not validly issued by such trust and (2) is not outstanding, (3) is not the legal, valid, binding and enforceable obligation of such trust and (4) is not entitled to the benefits of the pooling and servicing agreement, indenture, trust agreement or other document pursuant to which such Pooled Certificate was issued (except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or to the extent that such enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles).

          (b) The Trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

                     (i) The Trustee is a national banking association, duly
              organized and validly existing under the laws of the United States of America.

                     (ii) The execution and delivery of this Agreement by the
              Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                     (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                     (iv) This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                     (v) The Trustee is not in violation of, and its execution
              and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this agreement or the financial condition of the Trustee.

                     (vi) No litigation is pending or, to the best of the
              Trustee's knowledge, threatened against the Trustee which would prohibit the trustee from entering into this Agreement or is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                     (vii) The Pooled Certificates will be held in the Trustee's account at the Federal Reserve Bank in Minneapolis, Minnesota; the information relating to the Pooled Certificates set forth on Schedule A hereto conforms to information set forth on the face of the Pooled Certificates and the most recent Pooled Certificate Distribution Date Statements, as applicable; it has acquired the Pooled Certificates on behalf of the Certificateholders from the Depositor in good faith, for value, and, to the best of the trustee's knowledge, without notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA); it has not and will not, in any capacity, assert any claim or interest in the Pooled Certificates and will hold such Pooled Certificates and the proceeds thereof in trust pursuant to the terms of this Agreement; and it has not encumbered or transferred its right, title or interest in the Pooled Certificates.

          (c) It is understood and agreed that the foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either party hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or either party hereto, the party discovering such breach will give prompt written notice thereof to the other party hereto and to the Certificateholders. Within thirty (30) days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty of the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Majority Certificateholders, repurchase each Pooled Certificate affected by the breach at the Repurchase Price. If the Depositor is to repurchase Pooled Certificates, the Trustee shall promptly determine the Repurchase Price in accordance with the definition thereof. Repurchase of any of the Pooled Certificates pursuant to the foregoing provisions of this Section 2.03(c) shall be accomplished by (i) deposit in the Certificate Account on the Business Day prior to the next succeeding Distribution Date of the amount of the Repurchase Price, (ii) amending the definitions of "Interest Distribution Amount" and/or "Principal Distribution Amount," as applicable and (iii) amending Schedule A hereto to remove the related Deleted Pooled Certificates.

          Section 2.04. Substitution of Pooled FNMA Certificates. Notwithstanding anything to the contrary in this Agreement, in lieu of repurchasing a Pooled FNMA Certificate pursuant to Section 2.03(c), the Depositor may, no later than the date by which such repurchase by the Depositor would otherwise be required, tender to the Trustee a Substitute Pooled Certificate accompanied by an Officer's Certificate of the Depositor that such Substitute Pooled Certificate conforms to the requirements set forth in the definition of "Substitute Pooled Certificate"; provided, however, that substitution pursuant to this Section 2.04 in lieu of repurchase shall not be permitted after the termination of the two-year period beginning on the Closing Date. The Trustee shall accept any such Substitute Pooled Certificate, which shall thereafter be deemed to be a Pooled Certificate hereunder. In the event of such a substitution, payments received on the Substitute Pooled Certificate for the month in which the substitution occurs shall be the property of the Depositor and payments received on the Deleted Pooled Certificate during such month shall be the property of the Trust Fund. Upon acceptance of the Substitute Pooled Certificate, the Trustee shall release to the Depositor and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Depositor title to and rights under the related Deleted Pooled Certificate released pursuant to this Section
2.04. The Depositor shall deliver the documents related to the Substitute Pooled Certificate in accordance with the provisions of Section 2.01. The representations and warranties set forth in 2.03(a) concerning the Pooled Certificates shall be deemed to have been made by the Depositor with respect to each Substitute Pooled Certificate as of the date of acceptance of such Substitute Pooled Certificate by the Trustee. On or prior to the date of substitution, the Trustee shall (i) amend Schedule A hereto, to reflect such substitution and shall provide a copy of such amended Schedule to the Depositor and the Rating Agencies, (ii) amend the definition of "Interest Distribution Amount" and/or "Principal Distribution Amount" and (iii) provide written acknowledgment to the Depositor of the receipt by it and the transfer, delivery and assignment to it of the related Substitute Pooled Certificate, in good faith and without notice of any adverse claim, and the assignment to it of all other related assets to be included in the Trust Fund.

                                   ARTICLE III

                   ADMINISTRATION OF THE POOLED CERTIFICATES;
                   PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

          Section 3.01. Administration of the Trust Fund and the Pooled Certificates.

          If at any time the Trustee, as a holder of a Pooled Certificate, is requested in such capacity, whether by a Certificateholder, a holder of a certificate of an Underlying Series or a party to the related Underlying Agreement or any other Person, to take any action or to give any consent, approval or waiver, including, without limitation, in connection with an amendment of any Underlying Agreement, the Trustee shall promptly notify all of the Certificateholders and the Depositor of such request and of its planned course of action with respect thereto and shall, in its capacity as a holder of Pooled Certificates, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request, as the Majority Certificateholders shall direct in writing. The Trustee shall promptly furnish to the Depositor and, upon the written request of a Certificateholder, such Certificateholder, all notices, statements, reports or other information that it receives as holder of the Pooled Certificates.

          Section 3.02. Collection of Monies.

          (a) In connection with its receipt of any distribution on the Pooled Certificates on any Pooled Certificate Distribution Date (or such later date on which the Trustee shall receive the related Pooled Certificate Distribution Date Statement), the Trustee shall review each related Pooled Certificate Distribution Date Statement and shall confirm that the aggregate amount of such distribution received is consistent with the information contained therein (it being understood that the Trustee shall be entitled to rely on the accuracy and correctness of the information set forth on such statements).

          (b) If the Trustee receives a Notice of Final Distribution in respect of any of the Pooled Certificates, the Trustee shall present and surrender any related Pooled Certificates which are in certificated form for final payment thereon in accordance with the terms and conditions of the related Underlying Agreement and such notice. The Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentation and surrender of such Pooled Certificates for distribution in accordance with Section 3.05 hereof on the next succeeding Distribution Date.

          Section 3.03. Establishment of Certificate and Trustee Fee Accounts; Deposits Therein.

          (a) The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more interest bearing trust accounts (collectively, the "Certificate Account"), each of which shall be an Eligible Account, entitled "First Trust National Association, as trustee for the registered holders of Bear Stearns Mortgage Securities Inc. Trust Certificates, Series 1996-10", held in trust by the Trustee for the benefit of the Certificateholders. The Trustee shall cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, and all amounts received by it representing payment of a Repurchase Price pursuant to Section 2.03(c) and 7.01(a)(i), subsequent to the Closing Date to be deposited directly into the Certificate Account. The Certificate Account is initially located at the Trustee. The Trustee shall give notice to the Depositor and to Certificateholders of any new location of the Certificate Account prior to any change thereof.

          (b) In the event that payments in respect of the Pooled Certificates are received by the Trustee prior to the related Distribution Date, the Trustee may invest such funds deposited in the Certificate Account in one or more Permitted Investments held in the name of the Trustee and shall receive as compensation, in addition to the Trustee Fee, any interest or investment income earned on such Permitted Investments, which may be withdrawn by the Trustee on each Distribution Date and shall not constitute Available Funds. Notwithstanding the foregoing, no such Permitted Investment may mature later than the day before such related Distribution Date and no such investment shall be sold prior to its maturity date. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Trustee out of its own funds immediately as realized.

          (c) The Trustee shall establish and maintain one or more interest bearing trust accounts (collectively, the "Trustee Fee Escrow Account"), each of which shall be an Eligible Account, entitled "First Trust National Association, as trustee for the registered holders of Bear Stearns Mortgage Securities Inc. Pass-Through Certificates, Series 1996-10," held in trust (but outside of the Trust Fund established hereby) by the Trustee. The Trustee Fee Escrow Account is initially located at the Trustee. The Trustee shall give notice to the Depositor and the Certificateholders of any new location of the Trustee Fee Account prior to any change thereof. On each Distribution Date the Trustee shall transfer from the Certificate Account to the Trustee Fee Escrow Account the Escrow Account for such Distribution Date. The Trustee shall invest any amounts deposited in the Trustee Fee Escrow Account in one or more Permitted Investments held in the name of the Trustee in trust. No such Permitted Investment may mature later than the day before any Distribution Date which in the Depositor's sole discretion is believed to be a Distribution Date upon which the Trustee Fee may exceed interest received on the Pooled Certificates. No investment shall be sold prior to its maturity date unless the investment must be sold to pay the Trustee Fee. The amount of any losses incurred in respect of any investment shall be deposited in the Trustee Fee Escrow Account by the Depositor out of its own funds immediately as realized. All interest and investment income on amounts in Trustee Fee Escrow Account shall be retained in the Trustee Fee Escrow Account. On any Distribution Date on which the Trustee Fee exceeds the interest received from the Pooled Certificates, the Trustee may withdraw the amount of the excess from the Trustee Fee Escrow Account, and pay such excess to the Trustee in its individual capacity. If the Trustee resigns or is removed and a successor trustee is appointed, any amounts on deposit in the Trustee Fee Escrow Account shall thereafter be held in the same manner by and for the benefit of the successor trustee. Upon the termination of the Trust Fund, any amount (including earnings) remaining in the Trustee Fee Escrow Account shall be paid to the Depositor.

          (d) The Depositor shall cause all distributions received on the Pooled Certificates by the Depositor or any of its Affiliates after the Closing Date to be deposited directly into the Certificate Account.

          Section 3.04. Permitted Withdrawals From the Certificate Account.

          The Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

                     (i) to make distributions in the amounts and in the manner provided for in Section 3.05;

                     (ii) to pay to the person entitled thereto any amount
              deposited in the Certificate Account in error;

                     (iii) to clear and terminate the Certificate Account upon
              the termination of this Agreement; and

                     (iv) to pay itself, as additional compensation, the net
              reinvestment income permitted to be paid to it as provided in
              Section 3.03(B).

          On each Distribution Date, the Trustee shall withdraw all funds from the Certificate Account and shall use such funds withdrawn from the Certificate Account only for the purposes described in this Section 3.04 and in Section 3.05.

          Section 3.05. Distributions.

          (a) On each Distribution Date, the Trustee shall apply amounts in the Certificate Account representing Available Funds in the following manner and order of priority, in each case to the extent of the remaining Available Funds:

              (A) from amounts with respect to interest received on the Pooled Certificates, if any:

                     first, to the Trustee, to pay the portion of the Trustee Fee not being covered by a withdrawal from the Trustee Fee Escrow Account and, after payment of the Trustee Fee, to deposit the Escrow Amount in the Trustee Fee Escrow Account; and

                     second, to the Certificateholders as distributions of interest, the Interest Distribution Amount (less the Trustee Fee and the Escrow Amount) for such Distribution Date and portion, if any, of the Interest Distribution Amount (less the Trustee Fee and the Escrow Amount) for any prior Distribution Date which remains unpaid;

              (B) from amounts with respect to principal received on the Pooled Certificates, if any, to the Certificateholders as distributions of principal, the lesser of (i) the Principal Distribution Amount for such Distribution Date and for any prior Distribution Date which remains unpaid and (ii) the Class A-1 Balance immediately prior to such Distribution Date; and

              (C) from any remaining amounts, to the extent of the balance, if any, of such Available Funds still remaining, to the Certificateholders as additional distributions of interest.

          If the Trustee has not received a distribution on, or the Pooled Certificate Distribution Date Statement with respect to, either of the Pooled Certificates by the Determination Time, the distribution allocable to such Pooled Certificates will not be made on the applicable Distribution Date, but,
(i) if such distribution and such Pooled Certificate Distribution Date Statement are received by noon, Eastern Standard Time, on the third Business Day after the Determination Time, the Trustee will make the distribution on the third Business Day after the Determination Time (a "Supplemental Distribution Date") or (ii) if received after noon, Eastern Standard Time, on the third Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon.

          (b) All distributions made to Certificateholders pursuant to Section 3.05(a) on each Distribution Date shall be allocated pro rata among the outstanding Certificates based upon their respective Percentage Interests and, except in the case of the final distribution to the Certificateholders, shall be made to the Holders of record on the related Record Date. Distributions to any Certificateholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing (which wiring instructions may be in the form of a standing order applicable to all future Distribution Dates) no less than five Business Days prior to the related Record Date (or, in the case of the initial Distribution Date, no later than the related Record Date) and is the registered owner of Certificates with an aggregate initial Certificate Balance of not less than $1,000,000, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final distribution to each Certificateholder will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

          (c) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or the accrual of original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from payments to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

          (d) The Trustee may conclusively rely on the information set forth in the Pooled Certificate Distribution Date Statements in making the calculations called for in this Section 3.05, including, without limitation, the determinations of the Interest Distribution Amount and the Principal Distribution Amount. If the information available to the Trustee in any Pooled Certificate Distribution Date Statement is insufficient to make the calculations provided for in this Section 3.05, the Trustee shall promptly request FHLMC, with respect to the Pooled FHLMC Certificates, and FNMA, with respect to the Pooled FNMA Certificates, to provide sufficient information in writing, and after receipt of such information the Trustee shall make on the following Distribution Date any necessary adjustments in the application of amounts in the Certificate Account. If such information is not received from FHLMC or FNMA, the Trustee shall not be responsible for making any such adjustment.

          Section 3.06. Statements to Certificateholders.

          On each Distribution Date, the Trustee shall prepare, and shall forward by mail, a statement to each Certificateholder, the Depositor and the Rating Agencies stating:


             (i) the Available Funds for such Distribution Date;

              (ii) the Interest Distribution Amount and the Principal Distribution Amount for such Distribution Date and, with respect to each, the components thereof as described in the definitions of such terms as set forth in Section 1.01 Hereof and as reported in the related Pooled Certificate Distribution Date Statements or other information received by the Trustee from FHLMC or FNMA with respect to the Pooled Certificates;

              (iii) the Class Balance before and after applying payments on such Distribution Date;

              (iv) the effective interest rate on the Certificates for such Distribution Date;

              (v) the outstanding principal and/or notional amount, as the case may be, immediately prior to and after taking into account distributions made on such Distribution Date, and the current interest rate on each of the Pooled Certificates for such Distribution Date;

              (vi) any amount of the Trustee Fee for such Distribution Date; and

              (vii) with respect to the pooled FNMA Certificates, the total interest Deficiency prior to and after taking into consideration any increase or reduction thereof on the related FNMA Pooled Certificate Distribution Date if such information is available to the Trustee.


          In the case of the information furnished pursuant to clauses (ii) and
(iii) above, the amounts shall also be expressed as a dollar amount per Single Certificate. The Trustee's responsibility for reporting the above information is limited to the availability, timeliness, and accuracy of the information set forth in the Pooled Certificate Distribution Date Statements and any additional written information requested by the Trustee with respect to the Pooled Certificates. If the Trustee receives any such additional information after preparing a statement required by this Section, the Trustee shall report the related adjustments in the statement prepared after receipt of such information.

          In addition, the Trustee promptly will furnish to the Depositor, and upon the written request of a Certificateholder, to such Certificateholder, copies of any notices, statements, reports or other communications, received by the Trustee in its capacity as a holder of Pooled Certificates.

          On or before March 31st of each calendar year, commencing in 1998, the Trustee shall prepare and deliver by first class mail to the Depositor and to each Person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) and (iv) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

          The Trustee shall be responsible for preparing, at its own expense, signing and filing, on behalf of the Trust Fund, federal income tax and information returns with the Internal Revenue Service ("IRS") and Minnesota income tax returns and the returns of any other state taxing authority the necessity of filing of which shall have been confirmed to the Trustee in writing either by the delivery of an Opinion of Counsel to such effect or by the delivery to the Trustee of a written notification to such effect by the taxing authority of any such state. The Depositor shall provide the Trustee within 10 days of the Closing Date all information deemed necessary by the Trustee to fulfill its obligations under this paragraph. The Trustee shall furnish to each Certificateholder at the time required by law such information reports or returns as are required by applicable federal, state or local law with respect to the Trust Fund to enable Certificateholders to prepare their tax returns and will furnish comparable information to the IRS and other taxing authorities as and when required by law to do so.

          Section 3.07. Access to Certain Documentation and Information.

          The Trustee shall provide to the Depositor access to all reports, documents and records maintained by the Trustee in respect of its duties hereunder, such access being afforded without charge but only upon three Business Days' written request and during normal business hours at offices designated by the Trustee.

          Section 3.08. Calculation of Monthly Distribution Amount.

          All calculations of the Monthly Distribution Amount for any Distribution Date shall be performed by the Trustee in reliance on the information provided to it in the applicable Pooled Certificate Distribution Date Statements and any additional written information requested by the Trustee with respect to the Pooled Certificates. The Trustee shall promptly communicate the results of its calculations to the Depositor and the Certificateholders (which obligation may be satisfied through the distribution of the statements required under Section 3.06).


                                   ARTICLE IV

                                THE CERTIFICATES


          Section 4.01. The Certificates.

          (a) The Depository, the Depositor and the Trustee have entered into a Depository Agreement dated as of December 24, 1996 (the "Depository Agreement"). Except as provided in Subsection 4.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of the Certificate Owners for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

          All transfers by Certificate Owners of Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

          (c) The Certificates shall be substantially in the form set forth in Exhibit A hereto. The Certificates shall be executed by manual signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          Pending the preparation of Definitive Certificates, the Trustee may sign and the Certificate Registrar may authenticate temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and the Certificate Registrar shall authenticate and deliver in exchange therefor a like aggregate principal amount, in authorized denominations, of Definitive Certificates. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as Definitive Certificates.

          (d) The Certificates will be registered as a single Certificate held by a nominee of the Depository, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate may be issued in a different amount so that the sum of the denominations of all outstanding Certificates shall equal the Original Class A-1 Balance.

          (e) If the Trust is terminated pursuant to Section 7.01(a)(iii), the book-entry system through the Depository shall be terminated by the Depositor and the Trustee and the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of such event and that, following the Final Distribution Date, the Certificate Owners as of the Record Date for the Final Distribution Date will be required to hold their pro rata portion of the Remaining Pooled Certificates in the book-entry records of the Federal Reserve Banks and that the Trustee will not release any further distributions in respect of the Remaining Pooled Certificates to a Certificate Owner until such Certificate Owner or the Depository has provided the Trustee with sufficient information to transfer such Certificate Owner's pro rata portion of the Remaining Pooled Certificates in the book-entry records of the Federal Reserve Banks from the Trustee to such Certificate Owner.

          Section 4.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of a registrar (the "Certificate Registrar") a register (the "Certificate Register") in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. For so long as the Trustee acts as Certificate Registrar, its Corporate Trust Office shall constitute the offices of the Certificate Registrar maintained for such purposes. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, any other bank or trust company in New York to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor and the Trustee shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          Every Certificateholder agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar, nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          (b) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Percentage Interest.

          (c) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certifi cateholder making the exchange is entitled to receive.

          (d) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (e) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (f) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar without liability on its part.

          Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) (except in the case of a mutilated Certificate) there is delivered to the Trustee and the Certificate Registrar such agreement, security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 4.04. Persons Deemed Owners.

          Prior to due presentment of a Certificate for registration of transfer, the Depositor, the Trustee, the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.05 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

          Section 4.05. Exchange of Certificates.

          (a) Beginning on the Distribution Date in January 1998, any Holder or Certificate Owner holding not less than 10% of the outstanding principal amount of the Certificates shall have the option to exchange not less than 10% of the outstanding principal amount of the Certificates for a pro rata portion of each of the Pooled Certificates.

          (b) Holders or Certificate Owners may exercise the option set forth in
Section 4.05(a) by delivering an Option Exercise Notice to the Trustee, accompanied by the Option Exercise Fee, at least five Business Days prior to the proposed Exchange Date, which must be a Business Day. An Option Exercise Notice may not be revoked after delivery to the Trustee. The Trustee may refuse to accept, or give effect to, any Option Exercise Notice that is incomplete or defective, in its sole judgment, or not accompanied by the Option Exercise Fee.

          (c) The Trustee shall be entitled to charge a fee, as compensation, equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of the Certificates to be exchanged for Pooled Certificates.

          (d) On the Exchange Date, the Trustee shall cause the transfer of such Holder's or Certificate Owner's pro rata portion of the Remaining Pooled Certificates in the book-entry records of the Federal Reserve Banks from the Trustee to such Holder or Certificate Owner.

                                    ARTICLE V

                                   THE TRUSTEE


          Section 5.01. Duties of Trustee.

          (a) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement and the Underlying Agreements; provided, however, that the Trustee shall not be responsible to determine, confirm or recalculate the accuracy or content of any such resolution, certificate or other instrument furnished to it pursuant to this Agreement. The Trustee shall notify the Certificateholders, and the Rating Agencies of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting of the party required to deliver the same, does not receive satisfactorily corrected documents or a satisfactory explanation regarding any such nonconformities.

          The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 3.01, 3.02, 3.06 and 7.01.

          (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

              (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished by the Depositor to the Trustee and which on their face, do not contradict the requirements of this Agreement;

              (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Majority Certificateholders in accordance with the terms of this Agreement, as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

              (iv) No provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided that this provision shall not be deemed to abrogate the responsibilities undertaken by the Trustee hereunder to perform routine administrative duties in accordance with the terms hereof; and

              (v) The Trustee shall not be deemed to have notice of any fact or circumstance upon the occurrence of which it may be required to take action hereunder unless a Responsible Officer of the Trustee has actual knowledge of such event, fact or circumstance or unless written notice of any such event is received by the Trustee at its Corporate Trust Office.

          Section 5.02. Certain Matters Affecting the Trustee

          Except as otherwise provided in Section 5.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificate holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (iv) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to the extent reasonable under the circumstances to examine the books, records and premises of such Person, personally or by agent or attorney;

          (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the default or misconduct of any such agents or attorneys if selected with reasonable care.

          Section 5.03. Trustee Not Liable for Certificates or Pooled Certificates.

          The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee in Article II and the signature of the Trustee on each Certificate) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.03(b)) or of the Certificates (other than that the Certificates shall be duly and validly executed by it as Trustee and authenticated by it as Certificate Registrar) or of the Pooled Certificates or any related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment and delivery of the Pooled Certificates.

          Section 5.04. Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

          Section 5.05. Trustee's Fees; Indemnification of the Trustee.

          (a) The Trustee shall withdraw the Trustee Fee, as compensation, from the Certificate Account, and to the extent necessary, the Trustee Fee Escrow Account, as provided in Sections 3.03(c) and 3.05 hereof.

          (b) Subject to the provisions of this paragraph, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees and expenses, damages, judgments, amounts paid in settlement and out-of-pocket expenses) arising out of, or incurred in connection with, the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 5.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing routine administrative duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein.

          If any such loss, liability or expense is incurred in connection with any action or proceeding threatened, pending or instituted, whether civil, criminal, administrative, arbitrative or investigative, against an indemnified person, the amount shall be paid by the Depositor unless the Depositor (i) assumes the defense of the indemnified person with counsel reasonably satisfactory to the Trustee and pays any such loss, liability or expense in connection therewith, or (ii) makes other arrangements satisfactory to the Trustee. Upon notice of such action or proceeding, the Trustee promptly shall notify the Depositor of the action or proceeding and the Depositor promptly shall notify the Trustee whether or not it elects the alternative in clause (i) or (ii) of the preceding sentence. If any such loss, liability or expense is not incurred in connection with any such action or proceeding, the amount shall be paid by the Depositor.

          The provisions of this Section 5.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          Section 5.06. Eligibility Requirements for Trustee .

          The Trustee hereunder shall at all times be a trust company or banking institution organized and doing business under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000 (or shall be a member of a bank holding system, the combined capital and surplus of which is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such trust company or banking institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital, surplus and undivided profits of such trust company or banking institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act and shall in no event be an Affiliate of the Depositor or of any Person involved in the organization or operation of the Depositor. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.07.

          Section 5.07. Resignation and Removal of the Trustee.

          (a) The Trustee may upon 30 days' notice resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.06 and shall fail to resign after written request therefor by the Depositor or the Majority Certificateholders, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders by the Depositor. All reasonable out-of-pocket costs and expenses incurred in connection with such removal and replacement of the Trustee, including without limitation, reasonable attorneys fees and expenses, shall be borne by the party requesting such action.

          (d) Notwithstanding anything to the contrary contained herein, (i) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section
5.08 and (ii) no entity may be appointed as a successor trustee if such appointment would result in a withdrawal or downgrading of any then current rating assigned to the Certificates by a Rating Agency.

          Section 5.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 5.07 shall execute, acknowledge and deliver to the Depositor, the Certificateholders and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and the appointment of such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee the Pooled Certificates and related documents and statements held by it hereunder, and the Depositor, the Trustee and the predecessor trustee shall execute and deliver such instruments and do such other things as may be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          Section 5.09. Merger or Consolidation of Trustee.

          Any trust company or banking institution into which the Trustee may be merged or converted or with which it may be consolidated or any trust company or banking institution resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any trust company or banking institution succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such trust company or banking institution shall be eligible under the provisions of Section 5.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Depositor and to the Certificateholders at their address as shown in the Certificate Register.

          Section 5.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 5.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.06 hereunder; provided, that if the co-trustee or separate trustee does not meet such eligibility standards, the Trustee shall remain liable for its actions hereunder, and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 5.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed jointly by the Trustee and such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE VI

                                  THE DEPOSITOR


          Section 6.01. Liability of the Depositor.

          The Depositor shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor herein.

          Section 6.02. Merger, Consolidation or Conversion of the Depositor.

          Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corpora tion in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Certificates and to perform its duties under this Agreement.

          The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, any thing herein to the contrary notwithstanding.

          Section 6.03. Limitation on Liability of the Depositor and Others.

          Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Provided that such action is not related to its representations made in or its duties under this Agreement, the Depositor shall not be under any obligation to appear in, prosecute or defend any action or proceeding unless such action in its opinion does not involve it in any expense or liability.

                                   ARTICLE VII

                                   TERMINATION


          Section 7.01. Termination.

          (a) The respective obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon the earlier of
(i) the repurchase by or at the direction of the Depositor of all Pooled Certificates at the Repurchase Price therefor as of the date of such repurchase; or (ii) the payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder on the Final Distribution Date following receipt of the final distribution to be made on the Pooled Certificates; or (iii) the Distribution Date following the first Distribution Date on which either (A) the principal balance of the Pooled FNMA Certificates has been reduced to zero and no further amount is payable in respect of any Interest Deficiency and interest thereon in accordance with the terms of the Underlying Agreement pursuant to which the Pooled FNMA Certificates were issued or (B) the notional principal balance of the Pooled FHLMC Certificates has been reduced to zero; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof. The right of the Depositor or its designee to repurchase all Pooled Certificates pursuant to Section 7.01(a)(i) shall be exercisable only if the aggregate outstanding principal balance of such Pooled Certificates of the time of any such repurchase is 10% or less than their outstanding principal balance on the Closing Date.

          (b) The Trustee shall, in accordance with Section 8.05, give a Notice of Final Distribution to the Certificateholders, the Depositor and the Rating Agencies as soon as practicable of the Distribution Date on which the Trustee anticipates that the final distribution will be made on the Certificates, which notice shall:

              (i) specify the Distribution Date on which the final distribution is anticipated to be made to Certificateholders;

              (ii) specify the amount of any such final distribution, if known; and

              (iii) state that the final distribution to Certificateholders will be made only upon presentment and surrender of Certificates at the office of the Trustee therein specified.

If the Trust Fund is not terminated on the anticipated Distribution Date for any reason, the Trustee shall promptly mail notice thereof to each Certificateholder, the Depositor and to the Rating Agencies.

          (c) Upon presentment and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to the Certificateholders the amounts otherwise distributable on such Distribution Date pursuant to Section 3.05(a). Any funds not distributed on the Final Distribution Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which Notice of Final Distribution has been given pursuant to this Section 7.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall directly or through an agent, take reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall segregate all amounts distributable to the Holders thereof and shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 7.01.

          (d) If the option by the Depositor to repurchase or cause the repurchase of all Pooled Certificates under Section 7.01(a)(i) above is exercised, the Depositor and/or its designee shall deposit in the Certificate Account, by 10:00 a.m., New York City time, on the applicable Distribution Date, an amount equal to the Repurchase Price for the Pooled Certificates being purchased by the Depositor. Upon the presentation and surrender of the Certificates, the Trustee, as paying agent, shall distribute the Repurchase Price as follows to the extent of such amount:

              first, to pay the Trustee Fee to the Trustee;

              second, the amount otherwise distributable to the Certificateholders on such Distribution Date but for such repurchase;

              third, to the Certificateholders as distributions of interest, the interest portion included in the Repurchase Price;

              fourth, to the Certificateholders as distributions of principal, the principal portion included in the Repurchase Price, up to the outstanding Class A-1 Balance; and fifth, to the extent of the balance, if any, of such Repurchase Price still remaining, to the Certificateholders as additional distributions of interest.

Upon deposit of the required Repurchase Price and delivery to the Trustee of an Officer's Certificate from the Depositor certifying that such deposit of the Repurchase Price in the Certificate Account has been made, following such final Distribution Date, the Trustee shall promptly release to the Depositor and/or its designee, the Pooled Certificates, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Section 7.01(c).



                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


          Section 8.01. Amendment.

          (a) This Agreement may be amended from time to time by the Depositor and the Trustee, without the prior consent of any Certificateholder:

                     (i) to cure any ambiguity;

                     (ii) to correct or supplement any provisions herein, which may be inconsistent with any other provisions herein;

                     (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the existing provisions of this Agreement; and

                     (iv) to make such modifications as may be permitted or
              required hereunder in connection with a repurchase or substitution of a Pooled Certificate pursuant to Section 2.03(c) or 2.04 hereof.

provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Trustee (the expense of which shall be paid for by the Depositor), adversely affect in any material respect the interests of any Certificateholder.

          (b) This Agreement may also be amended from time to time by the Depositor and the Trustee with the prior written consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                     (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate;

                     (ii) modify the provisions of this Section 8.01 without the consent of the Holders of all Certificates; or

                     (iii) be made unless and until the Trustee shall have
              received an Opinion of Counsel (at the expense of the party seeking such amendment but in no event at the expense of the Trust
              Fund) to the effect that such amendment shall not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

          (c) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Section 8.02. Counterparts.

          This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 8.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representa tives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Depositor a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Majority Certificateholders shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. For the prosecution and enforcement of the rights granted under this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 8.04. Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state (without reference to the conflicts of law provisions of such state), and the obligations, rights and remedies of the parties hereunder and the Certificateholders shall be determined in accordance with such laws.

          Section 8.05. Notices.

          All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Bear Stearns Structured Securities Inc., 245 Park Avenue, New York, New York 10167, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor; (b) in the case of the Trustee, First Trust National Association 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Structured Finance, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (c) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Mortgage Pass-Through Monitoring Group; and (d) in the case of Fitch Investors Service, L.P., One State Street Plaza, 34th Floor, New York, New York 10004.

          Section 8.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 8.07. Successors and Assigns.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

          Section 8.08. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 8.09. Notices to Rating Agencies.

          The Trustee shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clauses (a), (b), (d), or (f) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of each of the statements described in clauses (c) and (e) below:

              (a)    a material change or amendment to this Agreement,

              (b) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

              (c) the monthly distribution statement required to be delivered to the Certificateholders pursuant to Section 3.06,

              (d) the non-conformance of any documents pursuant to Section 5.01(a),

              (e) the Notice of Final Distribution required to be delivered pursuant to Section 7.01(b), and

              (f) a change in the location of the Certificate Account or the Trustee Fee Escrow Account.

          The Depositor shall notify each Rating Agency of any change in its identity.

          IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective duly authorized officers, all as of the day and year first above written.

                            BEAR STEARNS MORTGAGE SECURITIES
                            INC., as Depositor


                            By:  /s/  Sara M. Bonesteel
                            Name: Sara M. Bonesteel
                            Title: Vice President


                            FIRST TRUST NATIONAL ASSOCIATION, as
                            Trustee


                            By: /s/ S. Christopherson
                            Name:   S. Christopherson
                            Title:  Vice President

STATE OF NEW YORK )
                ss:
COUNTY OF NEW YORK)

          On the 26th day of December , 1996 before me, a notary public in and for said State, personally appeared Sara Bonesteel known to me to be the Vice President of Bear Stearns Mortgage Securities Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      /s/  Maria K. Montgomery
                                      Notary Public

[Notarial Seal]                       Commission Expires:

                                      Maria K. Montgomery
                                      Notary Public, State of New York
                                      No.  01MO5025703
                                      Qualified in Queens County
                                      Certificate Filed in New York County
                                      Commission Expires April 7, 1998

STATE OF MINNESOTA)
                  :   ss:
COUNTY OF RAMSEY  )


          On the 24th day of December, 1996 before me, a notary public in and for said State, personally appeared S. Christopherson known to me to be a Vice President of First Trust National Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              /s/  B. Schwintek
                              Notary Public


[Notarial Seal]               Commission Expires:

                              B. Schwintek
                              Notary Public - Minnesota
                              Ramsey County
                              My Commission Expires January 31, 2000

                                    EXHIBIT A

                          FORM OF CLASS A-1 CERTIFICATE

        THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST
IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
         THIS CERTIFICATE WAS ISSUED ON DECEMBER 27, 1996.
         THE CURRENT PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
                           PASS-THROUGH CERTIFICATES,
NO. A-1-1                        SERIES 1996-10
                   evidencing a beneficial interest in a Trust consisting primarily of the Pooled Certificates (as defined in the Agreement)

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                              CUSIP NO. 073914 UU 5


CLASS                           :  A-1
FIRST DISTRIBUTION DATE         :  JANUARY 27, 1997     Initial Principal Amount
ASSUMED FINAL DISTRIBUTION DATE :  APRIL 25, 2024         of this Certificate
                                                           ("Denomination")                :$ 61,948,522
APPROXIMATE ORIGINAL CLASS
PRINCIPAL AMOUNT                :   $61,948,522
PASS-THROUGH RATE:                  The effective per annum interest rate borne by the Certificates during each interest accrual period with respect to a Distribution Date will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest received by the Trustee on the Pooled Certificates for the related Interest Accrual Period (net of the related Trustee Fee) multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such
                                    Distribution Date.

THIS CERTIFIES THAT                                                CEDE & CO.

Is the registered owner of the percentage interest evidenced hereby in the beneficial ownership interest of certificates of the same Class as this Certificate in a Trust (the "Trust") consisting primarily of a portion of or all of certain classes of securities described in the Agreement (the "Pooled Certificates") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Trust was created pursuant to the Pooling Agreement dated as of December 1, 1996 (the "Agreement"), between BSMSI, as Depositor, and First Trust National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which agreement the holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this certificate will accrue during the one month period beginning on the 25th of the month preceding the month of the Distribution Date and ending on the 24th day of the month of the distribution date (as hereinafter defined) at a per annum rate equal to the Pass Through Rate as set forth above. Distributions of principal and interest on the certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a business day (as defined herein), then on the next succeeding business day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. In addition, if the Trustee has not received a distribution on, or the distribution information with respect to, either of the pooled certificates by noon, eastern standard time, on the Distribution Date (the "Determination Time"), the distribution allocable to such Pooled Certificates will not be made on the Distribution Date, but (i) if such distribution and such Distribution Information are received by noon, Eastern Standard Time, on the third business day after the Determination Time, it will be made on the third business day after the Determination Time, or (ii) if received after noon, Eastern Standard Time, on the third business day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. Distributions will be made on each Distribution Date to holders of record as of the close of business on the last business day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a business day. The assumed final Distribution Date is the Distribution Date in april 2024.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate initial Certificate Balance of not less than $1,000,000, by wire transfer in immediately available funds to the account specified in writing by such person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 27, 1996
                                    FIRST TRUST NATIONAL ASSOCIATION,
                                    Not in its individual capacity but solely as Trustee


                                           By: /s/  S. Christopherson
                                           Name: S. Christopherson
                                           Title:     Vice President
THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED AGREEMENT.


FIRST TRUST NATIONAL ASSOCIATION, as Certificate Registrar

By:  /s/  Tamara Schultz - Fugh
Name:  Tamara Schultz
Title: Trust Officer

                      BEAR STEARNS MORTGAGE SECURITIES INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-10


          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The certificates, in the aggregate, evidence the entire beneficial ownership interest in the trust formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing more than 50% of the aggregate class balance of the Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the Amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the city of St. Paul, State of Minnesota, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate principal amount will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same class and evidencing the same aggregate percentage interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Certificate Registrar and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

          Beginning on the distribution date in January 1998, holders of a minimum of 10% of the outstanding principal amount of the Certificates will be entitled to exchange such Certificates for a pro rata portion of each of the Pooled Certificates. Holders of Certificates to be exchanged will be charged an exchange fee by the trustee equal to the greater of (i) $500 and (ii) .02% Of the outstanding principal amount of such Certificates. Holders will be required to provide the Trustee with irrevocable written notice as provided in the Agreement, accompanied by the exchange fee, of any proposed exchange of Certificates at least five Business Days prior to the proposed date of such exchange, which must be a Business Day.

          The obligations created by the agreement and the trust created thereby (other than the obligations to make certain payments and send certain notices to certificateholders with respect to the termination of the agreement) shall terminate upon the earlier of (i) the repurchase by or at the direction of the depositor of all pooled certificates; if any, (ii) the payment (or provision for payment) to the certificateholders of all amounts held by or on behalf of the trustee and required to be paid to them under the agreement on the final distribution date following receipt of the final distribution to be made on the pooled certificates; or (iii) only one of the pooled certificates remains entitled to payments of principal and/or interest. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years after the death of certain persons identified in the agreement

                                   ASSIGNMENT

          VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)unto_______________________________________________________________
(Please print or typewriter name and address including postal zip code assignee)

the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                -------------------------------------
                                Signature by or on behalf of assignor



                                -------------------------------------
                                Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
______________________________________________________________________________


account number __________________________, or, if mailed by check to _________

Applicable statements should be mailed to ____________________________________



This information is provided by
______________________________________________________________________________
the assignee named above, or
____________________________________________________________________________ as
its agent.

                                    EXHIBIT B

                         FORM OF OPTION EXERCISE NOTICE


Date:

First Trust National Association
First Trust Center
180 East Fifth Street
Saint Paul, MN  55101

Re:      Bear Stearns Mortgage Securities Inc.
         Pass-Through Certificates
         Series 1996-10
         CUSIP No.:  073914 UU 5

Ladies and Gentlemen:

          Reference is made to the Pooling Agreement dated as of December 1, 1996 between Bear Stearns Mortgage Securities Inc., Depositor, and First Trust National Association, Trustee, (the "Agreement"). Terms defined in the Agreement shall have the same meaning when used herein, except as otherwise provided.

          The undersigned desires to exchange Certificates for Pooled Certificates as provided in Section 4.05 of the Agreement. Set forth below is information pertinent to the exchange:

Original Principal Amount of Certificates:     $61,948,522

Principal Amount of Certificates Exchanged:    $

Participant Number in The Depository Trust
Company:

Federal Reserve Bank Delivery Instructions:

Proposed Exchange Date:


   [Accompanying this letter is a certified check in the amount of the Option
                                 Exercise Fee.]

          [The Option Exercise Fee will be paid by wire transfer of immediately available funds to the amount of the Trustee at not later than the close of business on the date hereof.]

          A copy of this letter will be delivered to The Depository Trust Company not later than the close of business on the date hereof.

          The undersigned understands that this Option Exercise Notice is irrevocable.

Very truly yours,

[Name]

By:
Title:

Signature Guaranteed:

SCHEDULE A

                               POOLED CERTIFICATES

                                                  Current Principal or Notional
Full Name of Series         Class % In Trust              Principal Balance

Federal National Mortgage
Association Guaranteed
REMIC Pass-Through
Certificates, Fannie Mae
REMIC Trust 1994-6, Class F      49.93%           $61,948,522(1)

Federal Home Loan Mortgage
Corporation Multiclass
Mortgage Participation
Certificates, Series 1910,
Class SC                         100.00%         $40,623,157(2)

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(1) Principal balance.

(2) Notional principal balance.